Exhibit 32.01

CERTIFICATION PURSUANT TO 18. U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned executive officers of Oak Valley Bancorp, Inc. (the “Company”) hereby certify that this Annual Report on Form 10-K/A for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

By:	/s/ Ronald C. Martin
Name:	Ronald C. Martin
Title:	Chief Executive Officer

By:	/s/ Richard A. McCarty
Name:	Richard A. McCarty
Title:	Executive Vice President and Chief Financial Officer

Date: April 15, 2009